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                                                                                                       Exhibit 11.0


                                        COMPUTATION OF EARNINGS PER COMMON SHARE

                                        (in thousands, except per share amounts)
                                                                                         THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                     1998                    1997
                                                                                   -------                 -------
Basic EPS:
   Net income                                                                      $ 8,081                 $ 5,324
                                                                                   =======                 =======
Shares
   Weighted average number of common
     shares outstanding                                                             15,940                  14,844
                                                                                   =======                 =======

Basic earnings per common share                                                    $  0.51                 $  0.36
                                                                                   =======                 =======



Diluted EPS:
   Net income                                                                      $ 8,081                 $ 5,324
                                                                                   =======                 =======

Shares
   Weighted average number of common
     shares outstanding                                                             15,940                  14,844
   Assuming conversion of options issued
     and outstanding                                                                   696                     834
                                                                                   -------                 -------
   Weighted average number of common
     shares outstanding, as adjusted                                                16,636                  15,678
                                                                                   =======                 =======

Diluted earnings per common share                                                  $  0.49                 $  0.34
                                                                                   =======                 =======


<F*>This calculation is submitted in accordance with SFAS 128, "Earnings Per
Share," which requires disclosure of the calculation of basic and diluted earnings per share.
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